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                                                                    EXHIBIT 23.1

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-93326 pertaining to the 1993 Stock Incentive Plan for Key Employees of JPE, Inc., as amended, of our report dated February 27, 2001, with respect to the consolidated financial statements and schedule of JPE, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.


                                    /s/ Ernst & Young LLP


Detroit, Michigan
March 23, 2001